                                                                    EXHIBIT 23.1



               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in the Form S-8 Registration Statement filed by Sunterra Corporation on or around July 26, 1999, under the Securities Act of 1933 to register 1,000,000 shares of $0.01 par value Common Stock in connection with the Amended and Restated 1996 Equity Participation Plan, of our report dated February 10, 1999, included in Sunterra Corporation's Form 10-K for the year ended December 31, 1998, and to all references to our Firm included in this registration statement.



                                             /s/ Arthur Andersen LLP



July 26, 1999
   Orlando, Florida